Exhibit 99.1

        Rexhall Industries Files 8-K Announcing Circumstances
    Surrounding Filing of 10K and Resignation of J. Michael Bourne


    LANCASTER, Calif.--(BUSINESS WIRE)--Rexhall Industries, Inc. today announced the following:

    Late filing: the 2002 10K filing, while technically presented on April 15, 2003, was recorded as filed on April 16, 2003.

    Beckman, Kirkland & Whitney and KPMG original, signed opinion letters were not in the possession of Rexhall Industries, Inc. when the company filed the 2002 10K. Said Beckman, Kirkland & Whitney & KPMG opinion letters were delivered on April 16, 2003 and April 17, 2003 respectively and are now within the company's custody.

    On April 22, 2003 J. Michael Bourne resigned as Executive Vice President, Chief Operating Officer, Acting Chief Financial Officer and Director of Rexhall Industries, Inc. Said resignations were accepted by the company on April 23, 2003

    Rexhall Industries, Inc. (www.rexhall.com) designs, manufactures and sells various models of Class A motorhomes used for leisure travel and outdoor activities. Rexhall's five lines of Class A motorhomes, sold through dealer locations across the U.S., Canada and Europe, include RoseAir, RexAir(R), Aerbus, American Clipper and Vision(R).



    CONTACT: Rexhall Industries, Inc.
             William Rex or Investor Relations, 661/726-0565